Tiger Eye Capital LLC SC 13G

EXHIBIT 1

JOINT ACQUISITION STATEMENT

PURSUANT TO SECTION 240.13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements.  The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him, her or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other entities or persons, except to the extent that he, she or it knows or has reason to believe that such information is inaccurate.

Dated:	February 14, 2022

Tiger Eye Capital LLC

By:	/s/ John S. Raniolo
Name:	John S. Raniolo
Title:	Chief Compliance Officer (“CCO”)

Tiger Eye Master Fund Ltd. By: Tiger Eye Capital LLC Its: Investment Adviser
Signature:	/s/ John S. Raniolo
Name:	John S. Raniolo
Title:	CCO of Tiger Eye Capital LLC

Tiger Eye Opportunity Fund I LLC

By: Tiger Eye Capital LLC Its: Investment Adviser
By:	/s/ John S. Raniolo
Name:	John S. Raniolo
Title:	CCO of Tiger Eye Capital LLC

Tiger Eye Opportunity Fund II LLC

By: Tiger Eye Capital LLC Its: Investment Adviser
By:	/s/ John S. Raniolo
Name:	John S. Raniolo
Title:	CCO of Tiger Eye Capital LLC

Gambill Capital Management LLC

By: Tiger Eye Capital LLC Its: Investment Adviser
By:	/s/ John S. Raniolo
Name:	John S. Raniolo
Title:	CCO of Tiger Eye Capital LLC